SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒           Preliminary Proxy Statement

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☐           Definitive Information Statement

HEALTHWAREHOUSE.COM, INC.
(Name of Registrant as Specified in its Charter)

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HEALTHWAREHOUSE.COM, INC.
7107 Industrial Road
Florence, Kentucky 41042
Tel: (513) 618-0911

September 23, 2011

To Our Stockholders:

The purpose of this information statement is to inform the holders of record of shares of our voting capital stock as of the close of business on the record date, September 7, 2011, that on September 7, 2011, the holders of a majority of the voting power of our outstanding voting capital  stock consented in writing to approve an amendment to the HealthWarehouse.com, Inc. 2009 Incentive Compensation Plan (the “2009 Plan”) increasing the number of shares of our common stock, par value $0.001 per share (“Common Shares”), reserved for issuance under the 2009 Plan by 1,200,000 shares, from 1,681,425 Common Shares to 2,881,425 Common Shares. This amendment to the 2009 Plan was previously approved by our board of directors as of October 14, 2010.

As of the record date, 9,903,714 Common Shares, and 368,862 shares of  our Series B preferred stock, $0.001 par value per share (“Series B Shares”), were issued and outstanding. Each Common Share outstanding entitles the holder to one vote on all matters brought before the common stockholders. The holders of Series B Shares are entitled to vote on an as-converted basis with the holders of Common Shares as a single class on general matters requiring a stockholder vote. As of the record date, each Series B Share was entitled to cast five votes for each vote cast by a Common Share.  The holders of 5,808,241 Common Shares and 331,548 Series B Shares, or 63.5% of the voting power of our issued and outstanding capital stock, voted by written consent in favor of the amendment increasing the reserve under the 2009 Plan.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve this matter.  The accompanying Information Statement is provided solely for your information.

Very truly yours,

/s/ Lalit Dhadphale

Lalit Dhadphale
President and Chief Executive Officer

HEALTHWAREHOUSE.COM, INC.
7107 Industrial Road
Florence, Kentucky 41042
Tel: (513) 618-0911

INFORMATION STATEMENT

SEPTEMBER 23, 2011

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

This information statement is furnished to the holders of record at the close of business on the record date, September 7, 2011, to inform our stockholders that on September 7, 2011, the holders of a majority of the voting power of our outstanding voting capital  stock consented in writing to approve an amendment to the HealthWarehouse.com, Inc. 2009 Incentive Compensation Plan (the “2009 Plan”) increasing the number of shares of our common stock, par value $0.001 per share (“Common Shares”), reserved for issuance under the 2009 Plan by 1,200,000 shares, from 1,681,425 Common Shares to 2,881,425 Common Shares. This amendment to the 2009 Plan was previously approved by our board of directors as of October 14, 2010.

This information statement will be sent on or about September 23, 2011, to our stockholders of record who did not sign the majority written consent described in this information statement.

VOTING SECURITIES

As of the record date, 9,903,714 Common Shares, and 368,862 shares of  our Series B preferred stock, $0.001 par value per share (“Series B Shares”) were issued and outstanding. Each Common Share outstanding entitles the holder to one vote on all matters brought before the common stockholders. The holders of Series B Shares are entitled to vote on an as-converted basis with the holders of Common Shares as a single class on general matters requiring a stockholder vote. As of the record date, each Series B Share was entitled to cast five votes for each vote cast by a Common Share.  The holders of 5,808,241 Common Shares and 331,548 Series B Shares, or 63.5% of the voting power of our issued and outstanding capital stock, voted by written consent in favor of the amendment increasing the reserve under the 2009 Plan.  A copy of the stockholder consent is attached hereto as Appendix A.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

Distributions and Costs

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements and annual reports by contacting us at our address noted above.

AMENDMENT TO 2009 PLAN

Increase in Common Shares Reserved

Our board of directors and stockholders have adopted an amendment to the 2009 Plan increasing the number of Common Shares reserved for issuance under the 2009 Plan by 1,200,000 shares, from 1,681,425 Common Shares to 2,881,425 Common Shares.

Text of Amendment

Set forth below is the text of the amendment to the 2009 Plan adopted by our board of directors and stockholders.

RESOLVED, that the Holders hereby approve the increase in the number of shares of Common Stock reserved for Awards under the 2009 Plan from 1,681,425 to 2,881,425, and hereby approve the following Amendment to Section 4(a) of the 2009 Plan reading as follows:

“(a)           Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 2,700,000, plus any Shares remaining available for delivery under the Prior Plan on the Effective Date of the Plan.  Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

The 2009 Plan

On May 15, 2009, our board of directors and, on June 4, 2009, holders of a majority of our outstanding shares of voting capital stock adopted and approved the 2009 Plan.  The purpose of the 2009 Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us.

As detailed below in the section entitled “Stock Options Issued under the 2009 Plan,” stock options to purchase up to 2,553,800 Common Shares have been awarded under the 2009 Plan as of September 7, 2011.

Administration.  The 2009 Plan is to be administered by a committee elected by the board of directors, provided, however, that except as otherwise expressly provided in the 2009 Plan, the board of directors may exercise any power or authority granted to the committee under the 2009 Plan. Subject to the terms of the 2009 Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2009 Plan, construe and interpret the 2009 Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the 2009 Plan.

Eligibility.  The persons eligible to receive awards under the 2009 Plan are the officers, directors, employees, consultants and other persons who provide services to us.  An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in the 2009 Plan.

Types of Awards.  The 2009 Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards.  Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations.  The total number of Common Shares that may be subject to the granting of awards under the 2009 Plan is 2,700,000, plus 181,425 shares that remained available on September 7, 2011 under our 2006 Stock Option Plan. This limit will be increased by the number of shares with respect to which awards previously granted under the 2009 Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

The 2009 Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any fiscal year of our company, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the 2009 Plan may not exceed 250,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month performance period is $2,000,000, and the maximum amount that may be paid out as performance units in any performance period greater than 12 months is $4,000,000.

The committee is authorized to adjust the limitations described in the two preceding paragraphs. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights.  The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 2009 Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee.  The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock.  The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations.  The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 2009 Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards. The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock.  The committee determines the terms and conditions of such awards.

Performance Awards.  The committee is authorized to grant performance awards to participants on terms and conditions established by the committee.  Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards.  Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2009 Plan.

Awards under the 2009 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the 2009 Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in the 2009 Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate the 2009 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2009 Plan which might increase the cost of the 2009 Plan or alter the eligibility of persons to receive awards.  Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. The 2009 Plan will terminate at the earliest of (a) such time as no Common Shares remain available for issuance under the 2009 Plan, (b) termination of the 2009 Plan by the board of directors, or (c) the tenth anniversary of the effective date of the 2009 Plan.  Awards outstanding upon expiration of the 2009 Plan will remain in effect until they have been exercised or terminated, or have expired.

Stock Options Issued under the 2009 Plan

Stock options to purchase up to 2,553,800 Common Shares have been awarded under the 2009 Plan as of September 7, 2011.

The purpose of the 2009 Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. We want to ensure that we are able to obtain and retain the services of qualified new and existing executives, employees, directors and service providers. We believe that the best way to achieve this goal is by issuing to them stock options under the 2009 Plan that vest over a period of time so that they are incented to stay with the company as we develop our business. With the exception of the stock options that were issued to three current or former officers and directors (Norman E. Corn, Patrick E. Delaney and Lalit Dhadphale), the remainder of the stock options granted vest in equal increments on the first, second and third anniversaries of the grant date. One-half of the stock options that were issued to Messrs. Corn and Delaney vested on the grant date, and the remainder of the stock options granted vest in increments beginning on the first anniversary of the grant date.  Stock options to purchase 250,000 Common Shares that were granted to Mr. Dhadphale vested on the grant date.

The following table details the stock options that have been awarded under the 2009 Plan as of September 7, 2011:

2009 Incentive Compensation Plan

Name and Position	Dollar Value ($)	Number of Units (1)
Lalit Dhadphale, President, Chief Executive Officer and Director	1,072,500	750,000	(2)

Patrick E. Delaney, Chief Financial Officer, Treasurer and Secretary	183,853	260,900	(3)

All Executive Officers as a Group	1,256,353	1,010,900

Norman E. Corn, Former director (former non-executive director and former Chief Executive Officer)	116,996	225,900	(4)

All Non-Executive Directors as a Group	384,000	255,000	(5)

All Non-Executive Officers and Employees as a Group	1,040,970	547,000	(6)

All Others as a Group	696,200	515,000	(7)

Total	3,494,519	2,553,800

(1)	All awards are in the form of stock options to purchase the indicated number of Common Shares.

(2)	Three 250,000 grants were granted with an exercise price of $2.20, $3.03 and $3.80 per share.

(3)	160,900 shares granted with an exercise price of $0.80 per share and 100,000 shares granted with an exercise price of $2.50 per share.

(4)	210,900 shares granted with an exercise price of $0.80 per share and 15,000 shares granted with an exercise price of $4.10 per share.

(5)
150,000 shares granted with an exercise price of $2.50 per share, 30,000 shares granted with an exercise price of $3.75 per share, 30,000 shares granted with an exercise price of $3.30 per share, and 45,000 shares granted with an exercise price of $4.10 per share.

(6)
25,000 shares granted with an exercise price of $2.00 per share, 15,000 shares granted with an exercise price of $2.50 per share, 122,000 shares granted with an exercise price of $2.75 per share, 25,000 shares granted with an exercise price of $2.80 per share, 80,000 shares granted with an exercise price of $3.60 per share, 145,000 shares granted with an exercise price of $4.10 per share, and 135,000 shares granted with an exercise price of $4.62 per share.

(7)
350,000 shares granted with an exercise price of $2.00 per share, 22,500 shares granted with an exercise price of $2.80 per share, 12,500 shares granted with an exercise price of $3.60 per share, 100,000 shares granted with an exercise price of $4.10 per share, 30,000 shares granted with an exercise price of $4.62 per share.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

None of our officers, directors or any of their respective affiliates has any interest in any of the matters to be acted upon, as set forth in this information statement, other than certain executive officers and directors who hold stock options in our company.

No director of ours has informed us in writing that he intends to oppose any action to be taken by us. No proposals have been received from security holders.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes the compensation earned for services rendered to us or our predecessors, as applicable, in all capacities, for the years indicated, by our Chief Executive Officer and two most highly-compensated officers other than the Chief Executive Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)

Lalit Dhadphale	2010	92,434	142,606	323,726	(1)	0		558,766
President and Chief Executive Officer	2009	59,982	0	48,487	(1)	0		108,469

Norman E. Corn (2)	2010	0	0	0	(1)	0	(3)	0
former Chief	2009	42,000		71,372	(1)	2,150	(3)	115,522
Executive Officer

Patrick E. Delaney	2010	81,625	0	0	(1)	1,948	(3)	83,573
Chief Financial	2009	90,000		76,468	(1)	5,700	(3)	172,168
Officer, Treasurer
and Secretary

Kip Ferguson Pharmacist	2010	121,538	0	0	(1)	0		121,538

(1)           The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for stock options for the fiscal years ended December 31, 2010 and 2009 in accordance with ASC Topic 718 (previous authoritative literature: SFAS No. 123(R). The assumptions we used to calculate these amounts are discussed in the notes to our consolidated financial statements included in our report on Form 10-K for the fiscal year ended December 31, 2010.

(2)           Mr. Corn resigned as an officer of our company on May 14, 2009.  Mr. Corn resigned as a director of our Company on August 1, 2011.

(3)           Includes life insurance and disability insurance premiums paid by Company for executives.

Narrative Disclosure to the Summary Compensation Table

On May 15, 2009, we awarded Mr. Corn 210,900 non-qualified stock options to purchase common stock at $0.80 per share. One-half of these stock options vested on the grant date and have a five year term.  The remainder of the stock options granted vest 33⅓% on the first anniversary of the grant date, and then 8⅓% on the last day of each calendar quarter beginning June 30, 2010, and have a ten year term.

Effective May 15, 2009, we adjusted Mr. Delaney’s compensation to an annualized base salary of $84,000. Mr. Delaney remains eligible to receive reimbursement for medical benefits and life and disability insurance, as well as reimbursement for reasonable business expenses.

On May 15, 2009, we awarded Mr. Delaney 210,900 incentive stock options to purchase common stock at $0.80 per share. One-half of these stock options vested on the grant date, and have a five year term.  The remainder of the stock options granted vest 33⅓% on the first anniversary of the grant date, and then 8⅓% on the last day of each calendar quarter beginning June 30, 2010, and have a ten year term.

On November 11, 2009, we awarded Mr. Delaney 100,000 incentive stock options to purchase common stock at $2.50 per share, all of which have a ten year term.  These options vest in equal annual installments on November 11, 2010, November 11, 2011 and November 11, 2012.

On May 20, 2009, we awarded Mr. Dhadphale 250,000 incentive stock options to purchase common stock at $2.20 per share, all of which have a five year term.  These options vest in equal annual installments on May 20, 2010, May 20, 2011 and May 20, 2012.

On October 14, 2010, we awarded Mr. Dhadphale 250,000 incentive stock options to purchase common stock at $3.03 per share, all of which have a five year term.  These options vest in equal annual installments on October 14, 2011, October 14, 2012, and October 14, 2013.

On October 14, 2010, we increased the annual base salary of Mr. Dhadphale to $250,000 effective October 1, 2010, and granted Mr. Dhadphale a discretionary bonus of $86,000, to be paid in 12 equal monthly installments.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes equity awards outstanding at December 31, 2010, for each of the executive officers named in the Summary Compensation Table above:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Lalit Dhadphale
Chief Executive Officer	83,333	(1)	166,667	(1)	—	2.20	5/20/14
and President	—		250,000	(2)		3.03	10/14/15

Norman E. Corn	12,500	(4)	—		—	3.60	1/23/11
former Chief	105,450	(5)	—		—	0.80	5/15/14
Executive Officer (2)	61,511	(6)	43,939	(6)	—	0.80	5/15/19
	—
Patrick E. Delaney
Chief Financial Officer	12,500	(4)	—		—	3.60	1/23/11
and Treasurer	105,450	(5)	—			0.80	5/15/14
	61,511	(6)	43,939	(6)		0.80	5/15/19
	33,333	(7)	66,667	(7)		2.50	11/11/19

(1)           Options vested 33⅓% on May 20, 2010, and then vest 33⅓% on each of May 20, 2011 and May 20, 2012.

(2)           Options vest 33⅓% on each of October 14, 2011, October 14, 2012 and October 14, 2013.

(3)           Mr. Corn resigned as an officer of our Company on May 14, 2009.  Mr. Corn resigned as a director of our Company on August 1, 2011.

(4)           Options vested 34% on 12 months from date of grant, and then vested in 8 equal installments of 8.25% at the end of every three month period following the 12 month anniversary of the grant date.

(5)           All options were fully vested as of the grant date.

(6)           Options vested 33⅓% on May 15, 2010, and then vest 8⅓% on the last day of each calendar quarter beginning June 30, 2010.

(7)           Options vested 33⅓% on November 11, 2010, and then vest 33⅓% on each of November 11, 2011 and November 11, 2012.

Employment Agreements

None of our employees are subject to employment agreements with us at the moment. We intend to enter into employment agreements with Lalit Dhadphale, our President and Chief Executive Officer, and Patrick E. Delaney, our Chief Financial Officer and Treasurer, in the near future.

Severance and Change in Control Arrangements

We do not have any agreements or arrangements providing for payments to any of our officers and directors in the event of a change in control or termination.

Director Compensation

We expect to compensate non-management directors primarily through stock option or restricted stock grants under our stock option plans.  At this time, we grant non-management directors options to purchase 30,000 shares upon their initial election to the board, and options to purchase 15,000 shares on an annual basis for serving on the board.  Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they may serve on.

The table below summarizes the compensation we paid to non-management directors for the fiscal year ended December 31, 2010.

Name	Option Awards ($) (2)	Total ($)
Matthew Stecker (1)	53,316	53,316

(1)           Mr. Stecker was elected to our Board effective December 8, 2010.  In connection with his election, we granted Mr. Stecker options to purchase 30,000 shares of our common stock, at an exercise price of $3.75 per share, and with a term of ten years.  The options vest 33⅓% on each of December 8, 2011, December 8, 2012, and December 8, 2013.

(2)           The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for stock options for the fiscal year ended December 31, 2010 in accordance with ASC Topic 718.

Equity Compensation Plan Information

For information concerning the 2009 Plan, see “The 2009 Plan” above..

In January 2006, we adopted our 2006 Stock Option Plan (the 2006 Plan).  The aggregate number of Common Shares for which options may be granted under the 2006 Plan was 200,000.  Effective May 15, 2009, the 181,425 shares that remained available under the 2006 Plan were incorporated into the 2009 Plan. Accordingly, there will be no more issuances under the 2006 Plan. The maximum number of options which could be granted to an employee during any calendar year under the 2006 Plan was 15,000.  The term of these non-transferable stock options could not exceed ten years. The exercise price of these stock options could not be less than 100% (110% if the person granted such options owned more than ten percent of the outstanding common stock) of the fair value of one share of common stock on the date of grant.  As of December 31, 2010, 12,500 options are outstanding under the 2006 Plan, with an exercise price of $3.60 per share, all of which are exercisable. These options expired unexercised on January 23, 2011.

In June 1998, we adopted our 1998 Stock Option Plan (the 1998 Plan). The aggregate number of Common Shares for which options may be granted under the 1998 Plan is 150,000. The maximum number of options which may be granted to an employee during any calendar year under the 1998 Plan is 20,000. The term of these non-transferable stock options may not exceed ten years.  The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of our outstanding common stock) of the fair value of one share of common stock on the date of grant. As of December 31, 2010, 12,500 options are outstanding under the 1998 Plan, with an exercise price of $3.60 per share, all of which are exercisable.  The 1998 Plan terminated on June 16, 2008. These options expired unexercised on January 23, 2011.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding the ownership of our Common Stock as of September 7, 2011 by: (a) each current director; (b) each executive officer; (c) all of our current executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our Common Stock.

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned (3)
5% or Greater Stockholders:
Cape Bear Partners, LLC (4)	1,544,540	15.2%
Karen Singer (5)	2,555,338	18.5%
Lloyd I. Miller III (6)	2,555,338	18.5%
John C. Backus and Todd L. Hixon Group(7)	2,051,596	20.7%

Executive Officers and Directors:
Lalit Dhadphale (8)	2,463,386	23.7%
Patrick E. Delaney (9)	232,908	2.3%
Youssef Bennani (10)	50,000	*
John C. Backus (11)	2,051,596	20.7%
Matthew Stecker (12)	-0-	0%
Joseph Savarino (13)	109,948	1.1%
All executive officers and directors as a group (6 persons)	4,907,838	46.2%
* Less than 1.0%

(1)	The address of each officer and director is c/o HealthWarehouse.com, Inc., 7107 Industrial Drive, Florence, Kentucky 41042.

(2)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person.  Also includes shares if the named person has the right to acquire those shares within 60 days after September 7, 2011, by the exercise of any warrant, stock option, convertible note,  or other right.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3)
Applicable percentages are based on 9,903,714 shares of Common Stock outstanding on September 7, 2011, adjusted as required by rules promulgated by the SEC.    Does not include 368,862 shares of Series B Preferred Stock outstanding on March 10, 2011, which shares are convertible into 1,844,312 shares of Common Stock.  The shares of Common Stock and shares underlying convertible preferred stock, convertible notes, and stock options or warrants are deemed outstanding for purposes of computing the percentage of the person holding such convertible preferred stock, convertible notes, and/or stock options or warrants but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)
Includes warrants to purchase 250,000 shares.  Lynn Peppel is the Managing Member of Cape Bear Partners LLC and has sole voting and investment power over the shares owned by Cape Bear Partners LLC. Cape Bear Partners LLC’s address is 703 Solana Shores Drive, Apt 406B Cape Canaveral, FL 32920.

(5)
Includes (i) warrants to purchase 1,148,308 shares of Common Stock, (ii) 165,774 shares of Series B Preferred Stock convertible into 828,870 shares of Common Stock, and (iii) a convertible note in the principal amount of $500,000 convertible into 278,160 shares of Common Stock.  The securities described above are owned by HWH Lending, LLC, a Delaware limited liability company (“HWH”).  Ms. Singer is the sole trustee of The Singer Children’s Management Trust (the “Trust”).  The Trust is the sole member of HWH.  As the trustee of the Trust, Ms. Singer has sole dispositive and voting power with respect to the securities owned by HWH.  Ms. Singer’s address is 212 Vaccaro Drive, Cresskill, NJ 07626.  The information in this Note 5 is based on information contained in the Schedule 13D/A Amendment No. 1 filed with the SEC by Karen Singer on August 22, 2011.

(6)
Includes (i) warrants to purchase 1,148,308 shares of Common Stock, (ii) 165,774 shares of Series B Preferred Stock convertible into 828,870 shares of Common Stock, and (iii) a convertible note in the principal amount of $500,000 convertible into 278,160 shares of Common Stock.  The securities described above are owned by Milfam I L.P., a Georgia limited partnership (“Milfam L.P.”)  Milfam LLC, an Ohio limited liability company (“Milfam LLC”) is the general partner of Milfam L.P.  Mr. Miller is the manager of Milfam LLC.  As the manager of Milfam LLC, Mr. Miller has sole dispositive and voting power with respect to the securities owned by Milfam L.P.  Mr. Miller’s address is 4550 Gordon Drive, Naples, FL 34102.  The information in this Note 6 is based on information contained in the Schedule 13D/A Amendment No. 1 filed with the SEC by Lloyd I. Miller, III on August 23, 2011.

(7)
Consists of (i) 1,956,941 shares owned by New Atlantic Venture Fund III, L.P., a Delaware limited partnership (“NAV”), (ii) 72,708 shares owned by New Atlantic Entrepreneur Fund III, L.P., a Delaware limited partnership (“NAE”), and (iii) 21,947 shares owned by NAV Managers Fund, LLC, a Delaware limited liability company (“NAV Managers”).  New Atlantic Fund III, LLC, a Delaware limited liability Company (“NAF”), is the general partner of NAV and NAE.  Each of NAV, NAE and NAV Managers have shared voting and dispositive power over the shares owned by such entity.

John C. Backus is a managing member of NAV, NAE and NAF, and is a member of NAV Managers.  As such, Mr. Backus has shared voting and dispositive power over the 2,051,596 shares owned in total by NAV, NAE, and NAV Managers.

Todd L. Hixon is a managing member of NAV, NAE and NAF, and is a member of NAV Managers.  As such, Mr. Hixon has shared voting and dispositive power over the 2,051,596 shares owned in total by NAV, NAE, and NAV Managers.

Scott M. Johnson is a managing member of NAV, NAE and NAF.  As such, Mr. Johnson has shared voting and dispositive power over the 2,029,649 shares owned in total by NAV and NAE.

Thanasis Delistathis is a managing member of NAV, NAE and NAF.  As such, Mr. Delistathis has shared voting and dispositive power over the 2,029,649 shares owned in total by NAV and NAE.

As the general partner of NAV and NAE, NAF has shared voting and dispositive power over the 2,029,649 shares owned in total by NAV and NAE.

The business address for NAV, NAE, NAV Managers, NAF, John C. Backus, Todd C. Hixon, Scott M. Johnson and Thanasis Delistathis is 11911 Freedom Drive, Suite 1080, Reston, VA 20190.

The information in this Note 7 is based on the information contained in the Schedule 13D/A Amendment No. 2 filed with the SEC by the John C. Backus and Todd L. Hixon group on August 4, 2011.

(8)	Includes stock options to purchase 499,999 shares of Common Stock. Does not include stock options to purchase 250,001 shares of Common Stock that are not currently exercisable.

(9)	Includes stock options to purchase 176,658 shares of Common Stock. Does not include stock options to purchase 82,242 shares of Common Stock that are not currently exercisable.

(10)	Includes stock options to purchase 50,000 shares of Common Stock. Does not include stock options to purchase 115,000 shares of Common Stock that are not currently exercisable.

(11)	See Footnote (7) above. Does not include stock options to purchase 30,000 shares of Common Stock that are not currently exercisable.

(12)	Does not include stock options to purchase 30,000 shares of Common Stock that are not currently exercisable.

(13)	Does not include stock options to purchase 30,000 shares of Common Stock that are not currently exercisable.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

Stockholder approval of the amendment to the 2009 Plan could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities.  However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until 20 days after this information statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

We determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders’ meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the amendment to the 2009 Plan in a manner that is timely and efficient for us and our stockholders.

COPIES OF PUBLIC FILINGS

We will furnish a copy of our annual report on Form 10-K for the year ended December 31, 2010 and a copy of our quarterly reports on Form 10-Q for the three months ended March 31, 2011 and June 30, 2011, and any exhibit referred to in those filings without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request.  Any request should be directed to our chief financial officer at HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042, telephone (513) 618-0911.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC.  Reports and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about its public reference room.  Most of our filings also are available to you free of charge at the SEC’s website at http://www.sec.gov.

By order of the board of directors,
/s/ Lalit Dhadphale

Lalit Dhadphale
President and Chief Executive Officer

APPENDIX A

WRITTEN CONSENT
OF THE HOLDERS OF A MAJORITY OF THE
OUTSTANDING VOTING CAPITAL STOCK OF
HEALTHWAREHOUSE.COM, INC.

The undersigned, being holders of at least a majority of the issued and outstanding voting capital stock (the "Holders") of HealthWarehouse.com, Inc., a Delaware Corporation (the "Corporation"), consisting of common stock, par value $0.001 per share (the “Common Stock”), and Series B Preferred Stock, par value of $0.001 per share (the “Series B Preferred Stock”) hereby adopt the following resolutions and approve the following actions by written consent in lieu of a meeting of the stockholders, pursuant to Section 228 of the Delaware General Corporation Law:

WHEREAS, effective on October 14, 2010, the Board of Directors of the Corporation approved an amendment (the “Amendment”) to the Corporation’s 2009 Incentive Compensation Plan (the “2009 Plan”) increasing the number of shares of Common Stock reserved for the grant of options and other stock-based awards (“Awards”) under the 2009 Plan from 1,681,425 to 2,881,425 (an increase of 1,200,000 shares).

WHEREAS, the Board of Directors has authorized the Corporation to seek the written consent of the Holders to approve the Amendment, in part so that the Corporation can continue to grant and maintain “Incentive Stock Options” under the 2009 Plan.

NOW THEREFORE, BE IT:

RESOLVED, that the Holders hereby approve the increase in the number of shares of Common Stock reserved for Awards under the 2009 Plan from 1,681,425 to 2,881,425, and hereby approve the following Amendment to Section 4(a) of the 2009 Plan reading as follows:

“(a)           Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 2,700,000, plus any Shares remaining available for delivery under the Prior Plan on the Effective Date of the Plan.  Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of September 2011.

	Cape Bear Partners, LLC	HWH Lending, LLC

By:	/s/ Lynn Peppel	By:	/s/ Gary Singer
	Lynn Peppel, Managing Member	Name:	Gary Singer
	Date of Execution: September 7, 2011	Title:	President
Date of Execution: September 7, 2011

	/s/ Patrick E. Delaney	Milfam I, L.P.
	Patrick E. Delaney	By:	Milfam, LLC
	Date of Execution: September 7, 2011	Its:	General Partner

	/s/ Lalit Dhadphale	By:	/s/ Lloyd Miller
	Lalit Dhadphale	Name:	Lloyd Miller
	Date of Execution: September 7, 2011	Title:	Manager
Date of Execution: September 7, 2011

	/s/ Joseph M. Savarino	New Atlantic Venture Fund III, L.P.
	Joseph M. Savarino	By:	New Atlantic Fund III, LLC, its
	Date of Execution: September 7, 2011		General Partner

		By:	/s/ John C. Backus
	/s/ Diane Ferguson	Name:	John C. Backus
	Diane Ferguson	Title:	Managing Member
	Date of Execution: September 7, 2011	Date of Execution: September 7, 2011

NAV Managers Fund, LLC

		By:	/s/ Todd Hixon
		Name:	Todd Hixon
		Title:	Member
Date of Execution: September 7, 2011

New Atlantic Entreprenuer Fund III, L.P.
		By:	New Atlantic Fund III, LLC, its
General Partner

		By:	/s/ John C. Backus
		Name:	John C. Backus
		Title:	Managing Member
Date of Execution: September 7, 2011